                               Dated 7 March 1998





                        AGREEMENT FOR SALE AND PURCHASE





                            Flat B on the 20th Floor
                                of The Mayfair,
                                No. 1 May Road,
                                   Hong Kong





                       REGISTERED at the Land Registry by
                       Memorial No.

                       on



                                                                p.Land Registrar
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THIS AGREEMENT is made 7 March 1998

BETWEEN the Vendor and the Purchaser whose particulars are set out in
Schedule 1.

WHEREAS : -

                                    RECITALS

(1) The construction of the Building has been completed and the Occupation Permit in respect of the Building was issued by the Building Authority on 14 August 1997.

(2) The Land and the Building are notionally divided into such undivided parts or shares as hereinafter provided.

         NOW IT IS HEREBY AGREED AS FOLLOWS:-

1.       Interpretations

         (1) In this Agreement including the recitals the following expressions shall have the following meanings except where the context otherwise permits or requires:-

                  (a) "Building" means the 37 storeyed building which has been constructed on the land and known as "The Mayfair, No. 1 May Road".

                  (b) "Common Areas" means such areas of the Building as may be designated common areas by the Vendor in accordance with the provisions of the Deed of Mutual Covenant;

                  (c) "Deed of Mutual Covenant" means the document to be registered in the Land Registry by which the rights, interests and obligations of all or any of the co-owners of the land and the Building among themselves are defined.

                  (c) "Government Grant" means the Government Grant document specified in Schedule 2.

                  (d) "land" means all that piece or parcel of land known and registered in the Land Registry as Inland Lot No. 8410.


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                  (e)      "Occupation Permit" means the written permission
                           issued by the Building Authority under the provisions of the Buildings Ordinance for the Building to be occupied and includes a Temporary Occupation Permit.

                  (f) "Office hours" means 10:00 a.m. to 5:00 p.m. on weekdays and 10:00 a.m. to 1:00 p.m. on Saturdays.

                  (g)      "Property" means the property described in Schedule
                           3.

         (2) In this Agreement, if the context permits or requires, the singular number shall include the plural and the masculine gender shall include the feminine and the neuter.

2.       Sale and Purchase

         The Vendor shall sell and the Purchaser shall purchase the Property TOGETHER with the right in common with the Vendor or other person or persons claiming through, under or in trust for the Vendor to use for the purpose of access to and egress from the Property the lifts, entrance hall, staircases and landings in the Building and such of the passages therein intended for common use and serving the Property and the appurtenances thereto and TOGETHER with all rights of way (if any) and other rights and all privileges, easements and appurtenances thereunto belonging or appertaining AND all the estate, right, title, interest, property, claim and demand whatsoever of the Vendor in and to the Property EXCEPTING AND RESERVING unto the Vendor and its successors and assigns other than the Purchaser:-

         (a) the right to the exclusive use, occupation and enjoyment of the whole of the Building including the external walls (if any) of the Property SAVE AND EXCEPT: -

                  (i)      the Property; and

                  (ii) such areas and facilities (if any) as may be designated as common areas or common parts and facilities in the Deed of Mutual Covenant or are intended for common use;

         (b) the rights excepted and reserved to the Vendor pursuant to Clause 3 of Part II of the Second Schedule to the Deed of Mutual Covenant.


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         (c)      the exclusive and unrestricted right and privilege to grant an easement in favour of the owners from time to time of the land known as Inland Lot No. 2363 and the building erected thereon and their occupiers visitors servants licensees and/or such other persons as may be approved by the Director of Lands to use any pedestrian footbridge that may be constructed connecting the Building with Chatham Path and through the Common Areas for the purpose of passage to May Road subject to payment of a licence fee of HK$500 per annum and paying a fair and reasonable percentage of the costs of repairing and maintaining the footbridge for a term expiring on 30 June 2047 or on such other terms and conditions as the Vendor shall determine and/or as may be imposed by the Director of Lands and to sign and execute any documents in connection therewith in the name of the Vendor and on behalf of the Purchaser and the other owners of the Building or without the necessity of joining in the Purchaser and/or other owners of the Building.

         (d) in addition to and without prejudice to the Vendor's rights easements and privileges reserved in the Deed of Mutual Covenant the Vendor hereby reserves the right to alter the building plans and to amend the car park layout plans and the location and configuration of the car parking spaces whenever the Vendor considers necessary Provided That the Vendor will not make any alterations which directly affect the flat purchased by the Purchaser or the Club Area forming part of the Common Areas and provided further that the Purchaser's access and egress to the Property shall not be materially adversely affected.

3.       Purchase Price

         (1) The purchase price shall be the sum set out in Schedule 4 and shall be paid by the Purchaser to the Vendor's solicitors as stakeholders in the manner set out in Schedule 4.

         (2) The Vendor declares that Messrs. Deacons Graham & James are the Vendor's agents for the purposes of receiving all moneys payable to the Vendor pursuant to this Agreement including the balance of the purchase money payable upon completion.

         (3) The Vendor further declares that the payment to such agents of any deposit, instalments of the purchase moneys (if any) and the balance thereof shall be a full and sufficient discharge of the Purchaser's obligations hereunder.


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         (4)      The Vendor may revoke the authority of the agents and appoint other solicitors as agents in their place. No such revocation shall be valid unless it:-

                  (a)      is in writing address to the Purchaser; and

                  (b) is delivered to the Purchaser or his solicitors, at least seven clear days prior to completion; and

                  (c)      specifically identifies this Agreement.

         (5) In respect of each payment of the purchase price or any part thereof required to be made hereunder, the Purchaser shall deliver to the Vendor's solicitors on the date on which such payment is required to be made hereunder a cashier order issued or a cheque certified good for payment by a licensed bank in Hong Kong in favour of the Vendor's solicitors for the relevant amount.

         (6) Subject to sub-clause (3) but without prejudice to any other remedy hereunder, the Vendor shall be entitled to demand and receive payment of interest on the amount of any part of the purchase price not paid on its due date at the rate of 2% per annum above the prime rate specified by The Hongkong and Shanghai Banking Corporation Limited from time to time calculated from the date on which the same ought to have been paid by the Purchaser to the date of actual payment.

4.       Completion

         (1) The sale and purchase shall be completed at the office of Messrs. Deacons Graham & James of 6th Floor Alexandra House, Central, Hong Kong during office hours on or before 8 April 1998.

         (2) The Vendor and the Purchaser authorise their respective solicitors to complete the transaction by post on the basis of cross undertakings in the form from time to time recommended by the Law Society of Hong Kong with such variations thereto as they may agree.



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5.       Possession

         On completion of the sale and purchase, the Vendor and all other necessary parties (if any) will execute a proper assurance of the Property to the Purchaser or the Purchaser's nominee or sub-purchaser free from incumbrances but subject to the Government Grant.

6.       Rents, profits, outgoings, etc.

         The rents and profits shall be received and all outgoing shall be discharged by the Vendor up to and inclusive of the actual day of completion, and as from but exclusive of that day all outgoings shall be discharged by the Purchaser. All such the rents, profits and outgoings shall, if necessary, be apportioned between the Vendor and the Purchaser and paid on completion.

7.       Risk

         Immediately after the signing of this Agreement, the Property shall as between the Vendor and the Purchaser be at the Purchaser's risk. The Purchaser is hereby advised to take out proper insurance coverage on the Property for his own protection and benefit.

8.       Requisition on title

         (a) Any requisition in respect of the title shall be delivered in writing to the Vendor's Solicitors within seven working days after delivery of the title deeds to the Purchaser's Solicitors and if no requisition or objection is made within this period the Purchaser shall be deemed to have accepted the Vendor's title or waived his right to raise requisitions or object to the Vendor's title.

         (b) If the Purchaser shall make and insist on any objection or requisition in respect of the title or otherwise which the Vendor shall be unable or (on the ground of difficulty, delay or expense or on any other reasonable ground) unwilling to remove or comply with, the Vendor shall, notwithstanding any previous negotiation or litigation, be at liberty to cancel the sale on giving to the Purchaser or his Solicitors by notice in writing to that effect, in which case unless the objection or requisition shall have been in the meantime withdrawn, the sale shall on the expiry of the notice be cancelled and the Purchaser shall be entitled to a return of the deposit and other sums of money already paid but without interest, costs or compensation.


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9.       Government Grant, easements mis-description

         (a) The Property is sold subject to and with the benefit of the Government Grant, for the term of years created thereby and with any right of renewal thereby granted and subject to all easements (if any) subsisting therein.

         (b) No error, mis-statement or mis-description shall cancel the sale nor shall any compensation be allowed in respect thereof save as otherwise provided in this Agreement and except where such error, mis-statement or mis-description relates to a matter materially and adversely affecting the value or user of the Property.

         (c) The Purchaser acknowledge that in making this Agreement he has not relied on any statement save one in made or confirmed in writing.

10.      Physical Condition

         The Purchaser purchases with full knowledge of the physical condition of the Property and the fittings and finishes therein and takes them as they stand.

11.      Rights of  Purchaser

         The Purchaser shall at any time before completion of the sale and purchase be at liberty to:-

         (i) sub-sell the Property without any interference or charges by the Vendor or anyone claiming under or through the Vendor; and

         (ii) charge, mortgage or assign the benefit of this Agreement Provided Always that notice in writing of any such charge, mortgage or assignment is given to the Vendor or his Solicitors.

12.      Documents of title

         Such of the documents of title as relate exclusively to the Property will be delivered to the Purchaser. All other documents of title in the possession of the Vendor will be retained by him and he will, if required, give to the Purchaser a covenant for the safe custody, production and delivery of copies thereof at the expense of the Purchaser.



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
13.      Costs and disbursements of Agreement

         (a) If the Purchaser shall request the Vendor to execute more than one assignment in respect of the Property the Purchaser shall on completion pay the additional costs charged by the Vendor's solicitors for their approval;

         (b) If the Purchaser shall request the Vendor to assign the Property to his nominee or sub-purchaser the Purchaser shall on completion pay the additional costs charged by the Vendor's solicitors for the perusal of any instrument of Nomination or Sub-Sale Agreement;

         (c)      Stamp duty, etc.

                  All stamp duty and registration fees payable on the provisional agreement or this Agreement (if any) and the Assignment shall be borne and paid by the Purchaser; and

         (d) The professional fees for the plan to be annexed to this Agreement or the Assignment shall be borne and paid by the Purchaser.

14.      Time of the Essence

         Time shall in every respect be of the essence of this Agreement.

15.      Default of Purchaser

          (a) Should the Purchaser fail to observe or comply with any of the terms and conditions herein contained or to make the payments in accordance with Schedule 4 or any interest payable hereunder, the Vendor may determine this Agreement by notice in writing to the Purchaser without the need to tender an assignment to the Purchaser.

         (b) Upon the determination of this Agreement pursuant to sub-clause (a):-

                  (i) all sums paid by the Purchaser up to 10% of the purchase price by way of deposit shall be forfeited to the Vendor; and

                  (ii) the Vendor shall be entitled to retain the part payment in the sum set out in Schedule 4 as security for the payment of compensation of any loss or


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
                           damage suffered by the Vendor arising from such default until such compensation has been assessed.

         (c) Upon determination of this Agreement, the Vendor may resell the Property either by auction or private contract subject to such stipulations as the Vendor may think fit and any increase in price on a resale shall belong to the Vendor. On a resale, any deficiency in price shall be made good and all expenses attending such resale shall be borne by the Purchaser and such deficiency and expenses shall be recoverable by the Vendor as and for liquidated damages. This clause shall not preclude or be deemed to preclude the Vendor from making other steps or remedies to enforce the Vendor's right under this Agreement or otherwise or recovering in addition to liquidated damages, damages representing interest paid or lost by him by reason of the Purchaser's failure.

         (d) On execution of the Vendor's right of rescission under this Agreement the Vendor shall have the right if this Agreement shall have been registered in the Land Registry to register at the Land Registry an instrument to rescind the sale of the Property.

         (e) The compensation payable pursuant to Clause 15(b)(ii) may, at the Vendor's absolute discretion, be assessed by one or more of the following methods:

                  (i) by an order or judgement of a competent court in Hong Kong against the Purchaser for damages for the loss or damage suffered by the Vendor arising from such default;

                  (ii) by obtaining a valuation of the Property as at the Completion Date and adding the cost of the valuation plus any additional costs (on a full indemnity basis) incurred by the Vendor to the difference between the valuation and the purchase price; or

                  (iii) by taking the difference in price between the purchase price and the actual price received by the Vendor if the Vendor elects to sell the Property plus any additional costs (on a full indemnity basis) incurred by the Vendor in respect of such sale.

         Upon any such assessment the Vendor may utilise the said part payment or an appropriate part of it in settlement of the assessed compensation due to it. The Vendor shall then return the balance of the said part payment (if any) to the Purchaser.

16.      Default of Vendor

         In the event of the Vendor failing to complete the sale in accordance with the terms and conditions hereof, it shall not be necessary for the Purchaser to tender an Assignment to the Vendor for execution before taking proceedings to enforce specific performance of this Agreement.

17.      Vacant Possession

         Vacant possession of the Property shall be given by the Vendor to the Purchaser on completion.

18.      DMC

         On completion of the sale and purchase the Purchaser shall EITHER enter into a Deed of Mutual Covenant and if thought appropriate by the Vendor a Management Agreement with the Vendor to define their respective rights and obligations of and in the land and the Building and to make provisions for the management of the Building OR at the Vendor's option accept an Assignment of the Property from the Vendor subject to and with the benefit of a Deed of Mutual Covenant and a Management Agreement (if any) entered into by the Vendor with another purchaser or purchasers in respect of the land and the Building.

19.      Cost of DMC

         The Purchaser shall pay to Messrs. Deacons Graham & James a due proportion of the costs of and incidental to the preparation stamping registration and completion of the above mentioned Deed of Mutual Covenant and Management Agreement (if any) or the entire costs of a certified copy thereof in accordance with the scale of costs prescribed in the Solicitors (General) Costs Rules.

20.      Adjustment of undivided Shares

         The Vendor hereby expressly reserves the right to adjust the number of undivided shares into which the land and the Building shall be notionally divided and the fraction which each share bears to the whole Provided That such adjustment shall not:-

         (a) have the effect of increasing the contributions to the management expenses payable by the Purchaser by more than 5%; or

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
         (b) affect the Purchaser's sole and exclusive right and privilege to hold use occupy and enjoy the Property.

21.      Utility deposits

         Before being entitled to possession of the Property the Purchaser shall:-

         (a) reimburse the Vendor a due proportion of any deposits paid by the Vendor for the supply of water, electricity and gas (if any) to the common parts of the Building; and

         (b) pay to the Vendor or the manager of the Building all the deposits and advance payments payable under the Deed of Mutual Covenant and the deposit for the removal of debris left by the Purchaser, his agents or contractors.

22.      Covenant in assignment

         The assignment to the Purchaser shall contain the following covenant:-

         "The Purchaser covenants with the Vendor (which expression shall include its successors assigns (other than the Purchaser) and attorneys) for the purpose of enabling the Vendor to exercise all or any of the covenants, rights, liberty, privileges, entitlements, exceptions and reservations granted under Clause 3 of Part II of the Second Schedule to the Deed of Mutual Covenant and Management Agreement dated the [ ] day of [ ] 19[ ] relating to Inland Lot No. 8410 ("the Deed of Mutual Covenant and Management Agreement") and under this Assignment and to the intent that these covenants shall run with the Property and be binding on the Purchaser his executors administrators successors in title and assigns and the owner or owners thereof for the time being and any other person or persons deriving title under the Purchaser (each and all of whom including the Purchaser is and are hereinafter included in the expression "the Covenanting Purchaser") and shall ensure for the benefit of the Building and be enforceable by the Vendor and its successors and assigns that:-

         (a) the Covenanting Purchaser grants confirms and acknowledges the covenants, rights, liberty, privileges, entitlements, exceptions and reservations granted and conferred on the Vendor under Clause 3 of Part II of the Second Schedule to the Deed of Mutual Covenant and Management Agreement and under this Assignment and the Covenanting Purchaser shall not do or permit anything to be done which will in any way affect or hinder the exercise of the said covenants, rights, liberty, privileges, entitlements, exceptions and reservations by the Vendor;

         (b) the Covenanting Purchaser shall, if required by the Vendor, do everything necessary, including giving express consents in writing to the exercise of the said covenants, rights, liberty, privileges, entitlements, exceptions and reservations by the Vendor, to facilitate the exercise of the said covenants, rights, liberty, privileges, entitlements, exceptions and reservations by the Vendor;

         (c) the Covenanting Purchaser hereby expressly and irrevocably appoints the Vendor to be his attorney (with full power of substitution and delegation and, who may act through such officers, employees, agents, nominees and any substitute attorneys as the Vendor from time to time appoint) and grants unto the Vendor the full right power and authority to give all consents and to do all acts deeds matters and things and to execute and sign seal and as the acts and deeds of the Covenanting Purchaser deliver such deeds and to sign such documents or instruments as may be necessary for the exercise of or incidental to the exercise of the covenants, rights, liberty, privileges, entitlements, exceptions and reservations conferred on the Vendor as aforesaid and the Covenanting Purchaser hereby further covenants to do all acts deeds matters and things and to execute sign seal and deliver such deed or deeds and to sign such documents or instruments as may be necessary to give effect to such appointment and grant and will ratify and confirm all that the Vendor shall lawfully do or cause to be done and that the power of attorney hereby given shall bind the executor(s) and the administrator(s) and the successor(s) and the assigns of the Covenanting Purchaser and shall not be revoked by the Covenanting Purchaser or by the death incapacity or the winding up (as the case may be) of the Covenanting Purchaser; and

         (d) in the event of the Covenanting Purchaser selling or otherwise disposing of the Property, the Covenanting Purchaser shall sell or otherwise dispose of the Property upon the condition that the purchaser or assignee thereof shall enter into the same binding covenants on terms similar in scope and extent as the covenants (a), (b) and (c) hereinbefore contained and this covenant (d).

         PROVIDED that the Covenanting Purchaser complying with performing the covenant (d) hereinabove contained, the Covenanting Purchaser shall not be liable for any breach of the covenants (a), (b) and (c) hereinbefore contained which may happen after the Covenanting Purchaser shall have sold or otherwise disposed of the Property in respect whereof such purchaser or assignee shall have entered into such covenants similar in scope and extent as the covenants (a), (b), (c) and (d) hereinbefore contained."

23.      Registration

         This Agreement shall be registered at the Land Registry within 1 month from the date hereof.

24.      Release of purchase money

         If and so long as there is a mortgage of or charge on the Property, all money paid hereunder shall be paid to Messrs. Deacons Graham & James as stakeholders and shall be applied by them only for the purpose of obtaining reassignment/release of the Property.

25.      Notices

         Any notice required to be given hereunder shall be deemed to have been validly given if addressed to the party to whom the notice is given and sent by ordinary prepaid post to the address of such party herein stated or to his last known address if a notification of change of address has previously been given to the other party or his solicitors and shall be deemed to have been served on the second business day after the date of posting.

26. The provisions of Clause 12 shall survive completion of the sale and purchase by the Assignment.

27.      Public Holiday etc.

         If the day on which completion of the sale and purchase is to take place as hereinbefore provided shall fall on a public holiday or on a day on which Typhoon Signal No. 8 or above is hoisted or Rainstorm Black Warning is issued at any time between the hours of 9:00am and 5:00pm, completion of the sale and purchase shall be automatically postponed to the immediately following day which is not a public holiday and on which no Typhoon Signal No. 8 or above is hoisted or Rainstorm Black Warning is issued at any time between the hours of 9:00am and 5:00pm.


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
28.      Marginal Notes

         The marginal notes to this Agreement shall not be deemed to be part hereof and shall not affect the interpretation or construction of this Agreement.

29.      Stamp Duty Ordinance

         For the purpose of section 29B(l) and (5) of the Stamp Duty Ordinance, the matters to be specified are as set out in Schedule 5 hereto.

                                   SCHEDULE 1




(a) Vendor    :  City Empire Limited
                 whose registered office is situate at 12th Floor, Tsim Sha Tsui
                 Centre, Salibury Road, Tsim Sha Tsui, Hong Kong

                 BR No.: 14786250-000-07




(b) Purchaser :  Wealth-In Investment Limited
                 whose registered office is situate at 21th
                 Floor, Railway Plaza, 39 Chatham Road South,
                 Tsimshatsui, Kowloon

                 BR No.: 21532723

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                                   SCHEDULE 2

                                GOVERNMENT GRANT


(a) Conditions of Exchange No. 12280 as varied on modified by a Modification Letter dated 14 July 1995 and registered in the Land Registry by Memorial No. 6359772 and a Modification Letter dated 2 January 1997 and registered in the Land Registry by Memorial No. 6885652.

(b)      Parties      :    (i)  City Empire Limited

                           (ii) District Lands Officer, Hong Kong West on behalf
                                of the Governor of Hong Kong

(c)      Date         :    17 November 1993

(d)      Term         :    Commencing on 17 November 1993 and expiring on
                           30 June 2047

(e)      User         :    private residential purposes

(f)      Lot Number   :    Inland Lot No. 8410

                                   SCHEDULE 3

                                    PROPERTY

All Those 251 equal undivided 17,334 parts or shares of and in the land which for the purposes of identification is shown on the site plan attached hereto and thereon coloured pink and of and in the Building TOGETHER with the sole and exclusive right to the use occupation and enjoyment of ALL THAT FLAT B on the 20th FLOOR of the Building as shown and designated "B" on the Floor Plan hereto attached and thereon coloured pink.

                                   SCHEDULE 4

                                 PURCHASE PRICE

The purchase price mentioned in Clause 3(l) shall be HK$39,732,000.00 and shall be paid by the Purchaser to Messrs. Deacons Graham & James as follows :-

(1) an initial deposit of HK$2,000,000.00 has been paid by the Purchaser to the Vendor on signing of the agreement preliminary to this Agreement.

(2) a further deposit of HK$1,973,200.00 is payable by the Purchaser to the Vendor's solicitors as stakeholders on or before 24 February 1998.

(3) a part payment of HK$3,973,200.00 is payable by the Purchaser to the Vendor's solicitors as stakeholder on or before 3 March 1998.

(4) the balance of the purchase price in the sum of HK$31,785,600.00 is payable by the Purchaser to the Vendor's solicitors as stakeholder on completion.

                                   SCHEDULE 5


Matters required to be specified under Section 29B(5) of the Stamp Duty
Ordinance:

 (a)      (1)      Name of the Vendor -                        See Schedule 1

                   Address/Registered

                   Office of the Vendor -


          (2)      Name of the Purchaser -                     See Schedule 1

                   Address/Registered

                   Office of the Purchaser -


 (b)      (1)      Business Registration -                     See Schedule 1

                   Number of the Vendor -


          (2)      Business Registration/Identification Number

                   of the Purchaser -                          See Schedule 1


 (c)      Description and location

          of the Property -                                    See Schedule 3

(d) The Property is residential property within the meaning of Section 29A(1) of the Stamp Duty Ordinance.

(e)      Date of this Agreement - 7 March 1998

(f) This Agreement was preceded by a provisional agreement on the same terms made between the same parties on the 20 February 1998.

(g) The agreed date for the conveyance on sale or assignment of the Property is 8 April 1998.

(h) There is an agreed consideration for the conveyancing on sale or assignment that is to, or may, take place pursuant to this Agreement and the amount of the consideration is HK$39,732,000.00.

(i) There is no other consideration which the parties signing this Agreement know has been paid or given, to any person for or in connection with this Agreement or any conveyance on sale or assignment pursuant to this Agreement (excluding legal expenses).

AS WITNESS the hands of the said parties hereto the day and year first above written.


SIGNED by Robert Lee                        )
for and on behalf of the Vendor             ) /s/ Robert Lee
whose signature is verified by:-            )


             /s/ Ceri Roderick
         Solicitor, Hong Kong, SAR





SIGNED by Cheng Chung Hing                  )
for and on behalf of the Purchaser          ) /s/ Cheung Chung Hing
in the presence of:-                        )




         /s/ Cheung Wai Yee, Betty
         Solicitor, Hong Kong, SAR

RECEIVED the day and year first above written                 )
                                                              )
of and from the Purchaser the above mentioned                 )
                                                              )
deposit of DOLLARS ONE MILLION NINE                           ) HK$1,973,200.00
HUNDRED AND SEVENTY THREE                                     )
THOUSAND AND TWO HUNDRED                                      )




                                            /s/ Messrs. Deacons Graham & James
                                            as stakeholders

[NO. 1 MAY ROAD, H.K. FLOOR PLAN ARTWORK]